UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 12, 2011

BIG CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870	61-1500382
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

PO Box 500
121 W. Merino St.
Upton, WY 82730
(Address of principal executive offices and Zip Code)

307-468-9369
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Appointment of New Directors.

On January 12, 2011, the Board of Directors appointed Mark Hettinger to serve as a director of Big Cat Energy Corporation (the “Company”) effective January 12, 2011 filling one vacant position caused by the resignation of one director in January 2011. Directors of the Company generally serve until the next annual meeting of shareholders or until a successor is elected and qualified.

Mark Hettinger, 51, has over 30 years experience in the oil and gas industry.  In 1979, Mr. Hettinger founded Hettinger Welding, one of the largest energy industry construction firms headquartered in the western United States.  Mr. Hettinger continued to serve as CEO and grew the company from one welding truck to a team of over 1500 employees.  In 2008, Mr. Hettinger stepped down as CEO of Hettinger Welding to start High Plains Gas Inc. an oil and gas development company located in Gillette, WY.  Mr. Hettinger currently serves as President and Chairman of High Plains Gas Inc.  He continues to actively serve on the Hettinger Welding Board of Directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description

	99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of January 2011.

BIG CAT ENERGY CORPORATION

BY:  /s/ Richard G. Stifel
Richard G. Stifel, Principal Accounting Officer and Principal Financial Officer